FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of Earliest Event Reported): June 10, 2002


                                  BONTEX, INC.
             (Exact name of Registrant as specified in its charter)


   Virginia                        0-5200                   54-0571303
(State or other                 (Commission               (IRS Employer
 jurisdiction of                 File Number)            Identification No.)
 incorporation)

                                ONE BONTEX DRIVE,
                        BUENA VISTA, VIRGINIA           24416-1500
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  540-261-2181



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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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As previously reported by Bontex, Inc. (the "Company"), in the Form 10-Q filed on May 15, 2002, the Company is in the process of reviewing certain financial transactions at Bontex, Srl., the Company's Italian subsidiary. All persons that the Company has identified as associated with these transactions are no longer employed or engaged by the Company. The Company has taken corrective action, including but not limited to hiring professionals, including accountants and attorneys, to assist in assessing the situation and how to proceed. In addition, the Company is implementing changes over controls and oversight.

As a result of its review of Bontex, Srl. to date, the Company preliminarily believes that certain adjustments may need to be made to its previously issued financial statements. In particular, among other matters under current review, the Company has identified the risk that certain aged accounts receivable at Bontex, Srl., may be uncollectible and certain inventory may be questionable, due, at least in part to fraud, improper financial transactions and/or issues relating to accounting systems. The Company's preliminary estimate is that these accounts receivable and inventory could require an adjustment in additional reserves and/or write-offs in the range of U.S. $200,000 - $500,000. The Company's review has also preliminarily indicated that there are certain recorded expenditures in an estimated amount of U.S. $200,000 possibly attributable to the improper behavior and fraudulent financial transactions of former management, including expenditures related to, among other things, fixed assets and improper expenses.

The Company emphasizes that the ultimate outcome, scope and amount of questionable transactions at Bontex, Srl. are not fully known at this time. No assurances can be made as to the scope and amount of any losses suffered by Bontex, Srl., or necessary adjustments to previously issued financial statements that may be determined during the course of the Company's ongoing review. The Company's Board of Directors has been informed as to these matters and the Audit Committee has discussed and evaluated the Company's alternatives and course of action.

The Company does maintain insurance for such matters, but there can be no assurance that such matters will be covered either in whole or in part under the policy. Bontex has notified its insurance carrier with regard to these matters and it intends to pursue the fullest recovery possible.

The Company has a secured term loan and credit facility (the "Debt") with Congress Financial Corporation ("Congress"). As previously reported by the Company in Form 8-Ks filed on December 21, 2001, January 22, 2002 and April 22, 2002 and its Form 10-Q filed on May 15, 2002, Congress does not intend to renew the Debt. Since January 26, 2002, Congress and the Company have entered into various agreements (the "Interim Agreements") extending the scheduled maturity date of the Debt to June 10, 2002. Effective June 10, 2002, Congress agreed to extend the scheduled maturity date of the Debt from June 10, 2002, to August 9, 2002 under the terms of a Third Amendment to Loan Modification, Reaffirmation and Forbearance Agreement (the "Agreement" and, together with the Interim Agreements, the "Agreements").

The Company has reduced the amount of indebtedness outstanding under the Debt from approximately $2.7 million as of June 30, 2001, to approximately $1.8 million as of May 31, 2002. As of May 31, 2002, approximately $5.0 million of current assets, consisting of accounts receivable and inventory, serve as collateral for the Debt. Additionally, all of the Company's other assets, current and non-current, serve as the total collateral securing the Debt.

Under the Company's overall current financing and debt structure, the Company's wholly-owned subsidiaries, Bontex SA (Belgium) and Bontex, Srl., each have separate credit facilities with no cross-collateralization of assets.

Management is focused on obtaining alternative financing to repay the Debt and provide an ongoing credit facility sufficient to meet the Company's future operating and capital requirements. Management is currently negotiating with several potential lenders to obtain alterative financing. In addition, the Company has retained an additional outside consulting firm to provide strategic assessment and related advice.

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If the Company is unable to refinance the Debt or is unable to pay its indebtedness to Congress in full by the maturity date, it would cause a material adverse impact on the Company's business, financial condition, liquidity and/or results of operations.

The Company's common stock is listed on the Nasdaq SmallCap Market. A failure by the Company to obtain alternative financing or to meet Nasdaq listing requirements could result in a negative impact on the trading of the Company's common stock and/or the Company's listing status on the Nasdaq SmallCap Market. The foregoing discussion may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include, without limitation, statements about financing plans, cash flows, availability of capital, growth opportunities, benefits from new technologies, financial condition, capital expenditures, future results of operations or market conditions and involve certain risks, uncertainties and assumptions. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These and other forward-looking statements are found at various places throughout this report, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements should, therefore, be considered in light of various relevant factors. Actual results may differ materially from these forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, excessive worldwide footwear inventories, a shrinking U.S. domestic market for the Company's products, decreased sales to key customers, increased competition from non-woven materials, the reduction of prices by competitors, the increase in the relative price of the Company's products due to foreign currency devaluations, increased pulp and latex prices, capital illiquidity, unexpected foreign tax liabilities, the impact of any unusual items resulting from ongoing evaluations of the Company's business strategies, decreases in the Company's borrowing base, trading of the Company's common stock at a level where closing bid prices are too low or the market value of the public float is too low to remain listed on the Nasdaq SmallCap Market, increased funding requirements for the Company's pension plan, inability to recover deferred tax assets, an inability by the Company to renew its current credit facilities or obtain alternative financing, a market shift in demand from higher-quality products to more economical grade products with lower profit margins, higher energy prices, the ultimate outcome, scope and amount of the fraud, improper financial transactions and issues related to the accounting systems identified at the Company's Italian subsidiary, increased costs of complying with environmental laws, and the impact of changes in political, economic or other factors, legal and regulatory changes or other external factors over which the Company has no control.


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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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            (c)      Exhibits.

                     10 (xiii)        Third Amendment to Loan
                                      Modification, Reaffirmation and
                                      Forbearance Agreement, dated June
                                      10, 2002 between Congress Financial
                                      Corporation and Bontex, Inc.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BONTEX, INC.



                                            By     /s/ James C. Kostelni
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                                                     James C. Kostelni
                                                     President and Chief
                                                      Executive Officer


Date: June 18, 2002



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